Exhibit 35.3

Martin L. Foster
Senior Vice President
Loan Servicing and Post Closing

1 Mortgage Way	T: (856) 917-8222
Mt. Laurel, NJ 08054	F: (856) 917-8280

FORM 1123 CERTIFICATION

ANNUAL STATEMENT OF COMPLIANCE

I, Martin L. Foster, the undersigned, an authorized officer of PHH Mortgage Corporation (the “Servicer”), do certify the following for the calendar year ended December 31, 2015:

1. A review of the Servicer’s activities during the reporting period and of its performance under the servicing agreement[s] listed on Schedule 1 hereto (the “Agreement(s)”) has been made under such officer’s supervision.

2. To the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement(s) in all material respects throughout the reporting period.

Certified by: PHH Mortgage Corporation

By:	/s/ Martin L. Foster

Name:	Martin L. Foster

Title:	Senior Vice President

Date:	February 26, 2016

SCHEDULE 1

[List of applicable contracts]

Citibank As Securities Administrator

PHH Investor Number PHH Category		Deal Name/Agreement Name
R87	All	SEMT 2012-1
S24	All	SEMT 2012-3
S40	All	SEMT 2012-4
S42	All	SEMT 2012-5
S47	All	SEMT 2012-6
S52	All	SEMT 2013-1
S54	All	SEMT 2013-2
S67	All	SEMT 2013-7
R97	All	SEMT 2012-2